PRELIMINARY COPY


VOTING INSTRUCTIONS                                         VOTING INSTRUCTIONS

                           SMA LIFE ASSURANCE COMPANY


           VOTING INSTRUCTIONS FOR THE SPECIAL MEETING OF SHAREHOLDERS
                OF THE REAL ESTATE GROWTH PORTFOLIO (THE "FUND")
                OF PIONEER VARIABLE CONTRACTS TRUST (THE "TRUST")
                            To be held March 5, 1996

THIS INSTRUCTION FORM IS SOLICITED BY SMA LIFE ASSURANCE COMPANY ("SMA") FROM OWNERS OF VARIABLE ANNUITY CONTRACTS ISSUED BY SMA ("CONTRACT OWNERS") WHO HAVE SPECIFIED THAT A PORTION OF THEIR INVESTMENT BE ALLOCATED TO THE FUND


         The undersigned Contract Owner, having received notice of the meeting and management's proxy statement therefor, and revoking all prior instructions, hereby instructs that the votes attributable to the undersigned's interests with respect to the Fund be cast as designated below at the Special Meeting of Shareholders of the Fund to be held on Tuesday, March 5, 1996 at 2:30 p.m. (Boston time) at the offices of Hale and Dorr, counsel to the Trust, 60 State Street, 26th Floor, Boston, Massachusetts 02109 (the "Meeting"), and any adjourned session or sessions thereof:

     (1)  To  approve  a  new  Investment   Subadvisory  Agreement  with  Boston
          Financial Securities, Inc.:

                   -                        -                   -
              FOR |_|              AGAINST |_|         ABSTAIN |_|



IN ITS DISCRETION, SMA IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.



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         THE INTERESTS TO WHICH THIS FORM OF  INSTRUCTION  RELATES WILL BE VOTED
BY SMA IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE VOTES ATTRIBUTABLE TO THIS INSTRUCTION FORM WILL BE VOTED IN THE SAME RATIO AS VOTES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED BY SMA


                                            DATED:  ......................, 1996

                                            ....................................

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                                                        Signature(s)

                                            In  signing,  please  write  name(s)
                                            exactly as  appearing  hereon.  When
                                            signing   as   attorney,   executor,
                                            administrator  or  other  fiduciary,
                                            please give your full title as such.
                                            Joint   owners   should   each  sign
                                            personally.